As filed with the Securities and Exchange Commission on December 5, 2008

REGISTRATION NO. 333-90514

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	06-1047163 (I.R.S. Employer Identification No.)
Genzyme Center, 500 Kendall Street, Cambridge, Massachusetts 02142 (Address of Principal Executive Offices)

GENZYME SURGICAL PRODUCTS CORPORATION

SAVINGS AND INVESTMENT PLAN

(Full Title of the Plan)

PETER WIRTH

Genzyme Corporation

Genzyme Center

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, Address and Telephone Number of Agent for Service)

with copies to:

PAUL KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

EXPLANATORY NOTE

Genzyme Corporation (“Genzyme”) filed a Registration Statement on Form S-8 (File No. 333-90514) with the Securities and Exchange Commission on June 14, 2002 (the “Registration Statement”), registering 25,000 shares of Genzyme common stock, $0.01 par value and an indeterminate amount of plan interests to be offered or sold pursuant to the Genzyme Surgical Products Corporation Savings and Investment Plan (the “Plan”).  Effective November 1, 2007, the Plan was merged into the Genzyme Corporation 401(k) Plan.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all plan interests and the 23,532.837 shares of Genzyme’s common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of December 2008.

By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President, Legal and Corporate Development

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 5th day of December 2008.

GENZYME SURGICAL PRODUCTS CORPORATION SAVINGS AND INVESTMENT PLAN

By:	Genzyme Benefit Plans Committee

By:	/s/ Zoltan Csimma
Zoltan Csimma
Senior Vice President, Chief Human Resources
Officer of Genzyme Corporation and Member of the
Genzyme Benefit Plans Committee